Anthony C. Weagley, Vice President and Treasurer


   CENTER BANCORP CONSUMMATES $20 MILLION IN PRIVATE PLACEMENT OF COMMON STOCK

                Center Bancorp also Revises its Earnings Estimate

      Union, NJ -- June 30, 2005 -- Center Bancorp, Inc. (NasdaqNM: CNBC), the holding company of Union Center National Bank, announced today that it issued 1,904,761 shares of the holding company's common stock to a limited number of accredited investors in a private placement of its securities. The shares were issued at a purchase price of $10.50 per share. Net proceeds to the holding company are expected to be approximately $18.9 million, after commissions and expenses.

      Center Bancorp intends to utilize the net proceeds from this offering for general working capital purposes and to expand the Company's capital position in order to support future asset growth, to fund bank and non-bank acquisitions and to supply capital at the holding company (as distinct from the bank subsidiary) level.

      The shares sold in this offering have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. Pursuant to the terms of agreements entered into with the investors, Center Bancorp is obligated to register the shares issued to the investors.

      Center Bancorp previously disclosed that it expected that its 2005 earnings per share would be in the range of $0.85 to $0.87. Center Bancorp now expects that, without giving effect to the earnings derived from the above-mentioned common stock offering and without giving effect to the additional shares of common stock issued in such offering, 2005 earnings per share will approximate $0.80 to $.82. This estimate is consistent with the estimate published by the two analysts which have published their estimates for Center Bancorp's 2005 earnings per share. The reduction in Center Bancorp's estimate is based primarily upon further flattening of the yield curve.

      Center Bancorp, Inc., through its wholly owned subsidiary, Union Center National Bank, Union, New Jersey, currently operates fourteen banking locations. Banking centers are located in Union Township (6 locations), Berkeley Heights, Madison, Millburn/Vauxhall, Morristown (3 locations), Springfield, and Summit, New Jersey. The Bank also operates remote ATM locations in the Union New Jersey Transit train station and in Union Hospital. Union Center National Bank is the largest commercial Bank headquartered in Union County; the Bank was chartered in 1923 and is a full-service banking company.

      The statements in this press release regarding projected earnings per share constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve certain risks and uncertainties. These include, but are not limited to, the direction of interest rates, continued levels of loan quality and origination volume, continued relationships with major customers including sources for loans, as well as the effects of international, national, regional and local economic conditions and legal and regulatory barriers and structure, including those relating to the deregulation of the financial services industry, and other risks cited in reports filed by the Corporation with the Securities and Exchange Commission. Actual results may differ materially from such forward-looking statements. Center Bancorp, Inc. assumes no obligation for updating any such forward-looking statement at any time.

The statements in this press release regarding projected earnings per share constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve certain risks and uncertainties. These include, but are not limited to, the direction of interest rates, continued levels of loan quality and origination volume, continued relationships with major customers including sources for loans, as well as the effects of international, national, regional and local economic conditions and legal and regulatory barriers and structure, including those relating to the deregulation of the financial services industry, and other risks cited in reports filed by the Corporation with the Securities and Exchange Commission. Actual results may differ materially from such forward-looking statements. Center Bancorp, Inc. assumes no obligation for updating any such forward-looking statement at any time.